Exhibit 10.1

SECURED PROMISSORY NOTE

This Secured Promissory Note (this “Note”) is made as of January 7, 2026, by Advent Technologies Holdings, Inc., a Delaware corporation, whose address is 5637 La Ribera Street, Suite A, Livermore, CA 94550 (“Borrower”), in favor of Chris Antonopoulos, whose address is Huzlenstrasse 20, 8604 Volketswil, Switzerland (“Lender”).

1. Promise to Pay

Borrower hereby promises to pay to the order of Lender the principal sum of Five Hundred Thousand Swiss Francs (CHF 500,000), together with interest thereon as provided in this Note. Borrower represents that it will use the funds borrowed for working capital purposes and to identify a financial advisor to assist Borrower in securing a long-term investment partner.

2. Interest; Default Interest

Interest shall accrue on the unpaid principal balance at the rate of 8.5% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at the rate of 15% per annum.

3. Payment Terms

Borrower shall pay this Note in a single payment of all outstanding principal and accrued interest on January 7, 2027 (the “Maturity Date”). Payments shall be made to Chris Antonopoulos at Huzlenstrasse 20, 8604 Volketswil, Switzerland, or such other address or method as Lender may designate in writing.

Funds loaned to Borrower pursuant to this Note shall be delivered via wire transfer to:

Name: Advent Technologies Inc.

Bank: TD Bank, 119 MA - 6A, Sandwich, MA 02563

Routing Number: 211370545

Account Number: 8259617361

4. Prepayment

Borrower may prepay this Note, in whole or in part, at any time without premium or penalty, unless otherwise agreed in writing by the parties.

5. Security Agreement

As security for the payment and performance of this Note, Borrower hereby grants to Lender a continuing security interest in the Collateral described below pursuant to Article 9 of the Delaware Uniform Commercial Code (the “Delaware UCC”).

6. Collateral Description

The collateral (the “Collateral”) consists of all assets and property of Borrower, whether now owned or hereafter acquired, wherever located, and all proceeds and products thereof, including, without limitation, the following, to the fullest extent permitted by the Delaware UCC:

6.1 Intellectual Property

All of Borrower’s right, title, and interest in and to all intellectual property of every kind, whether registered or unregistered, including:

(a) Patents and Patent Rights, including all patents and patent applications (provisional and non-provisional), continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions, foreign counterparts, and all rights to inventions and discoveries claimed or disclosed therein;

(b) Trademarks and Trademark Rights, including trademarks, service marks, trade names, corporate names, logos, domain names, and internet identifiers, together with all goodwill associated therewith, and all registrations, applications, renewals, and extensions thereof;

(c) Copyrights and Copyright Rights, including all registered and unregistered copyrights, mask works, moral rights (to the extent transferable), applications, registrations, renewals, extensions, and derivative works;

(d) Trade Secrets and Proprietary Rights, including know-how, proprietary processes, formulas, designs, research and development, technical data, algorithms, source code, object code, software (embedded, stand-alone, or cloud-based), databases, data compilations, and confidential or proprietary information;

(e) Licenses and Agreements, whether inbound or outbound, granting rights to use, exploit, or enforce intellectual property;

(f) Causes of Action, including all claims and rights to sue for past, present, or future infringement, misappropriation, dilution, or violation of intellectual property rights, and all rights to recover damages, profits, royalties, and settlements;

(g) Worldwide Intellectual Property Rights, whether arising under the laws of the United States or any foreign jurisdiction, including Madrid Protocol filings, Patent Cooperation Treaty (PCT) applications, EU unitary rights, and foreign counterparts.

6.2 General Intangibles

All general intangibles of Borrower, including payment intangibles, software, contractual rights, permits, franchises, and intellectual property not otherwise specifically described.

6.3 Tangible and Financial Assets

All equipment, inventory, accounts, accounts receivable, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims (to the extent permitted by law), fixtures, goods, and all other personal property.

6.4 Proceeds

All proceeds, products, substitutions, replacements, accessions, and insurance proceeds of any of the foregoing, whether cash or non-cash, including proceeds arising from the sale, license, enforcement, or disposition of intellectual property.

6A. Intellectual Property Security; Recordation

Borrower hereby grants, assigns, conveys, and pledges to Lender a continuing security interest in all Collateral constituting or relating to Intellectual Property, including all U.S. and foreign patents, trademarks, and copyrights, together with all associated goodwill, licenses, proceeds, and enforcement rights.

Borrower hereby authorizes and irrevocably appoints Lender as Borrower’s attorney-in-fact (such appointment being coupled with an interest) to execute, deliver, and file, in Borrower’s name or otherwise:

1.	Patent security agreements and related documents for recordation with the United States Patent and Trademark Office and any foreign authority;

2.	Trademark security agreements for recordation with the USPTO and any foreign trademark office;

3.	Copyright security agreements and short-form assignments for recordation with the United States Copyright Office;

4.	Any amendments, continuations, or corrective filings necessary to perfect or maintain Lender’s security interest.

Borrower shall promptly execute and deliver any additional documents reasonably requested by Lender.

7. Perfection of Security Interest

Borrower authorizes Lender to file one or more UCC-1 Financing Statements and amendments thereto in Delaware and any other appropriate jurisdiction, without Borrower’s signature, to the fullest extent permitted by law.

Borrower represents and warrants that Lender’s security interest shall constitute a valid, legal, and enforceable first-priority security interest in the Collateral.

8. Borrower Covenants

Borrower covenants and agrees to:

1.	Maintain the Collateral in good order and condition;

2.	Not sell, assign, or further encumber the Collateral without Lender’s prior written consent;

3.	Pay all taxes, fees, and charges relating to the Collateral;

4.	Maintain all material Intellectual Property in full force and effect;

5.	Not abandon, cancel, or materially impair any material Intellectual Property without prior written consent;

6.	Protect the confidentiality of all trade secrets and proprietary information using commercially reasonable measures;

7.	Promptly notify Lender of any known infringement or challenge;

8.	Upon an Event of Default, permit Lender to enforce Intellectual Property rights, with all recoveries constituting Collateral.

8A. After-Acquired Intellectual Property

All Intellectual Property acquired after the date of this Note shall automatically constitute Collateral, to the fullest extent permitted by law.

9. Events of Default

Each of the following constitutes an Event of Default:

1.	Failure to make payment when due;

2.	Breach of any provision of this Note;

3.	Insolvency, bankruptcy filing, or assignment for the benefit of creditors.

10. Remedies

Upon an Event of Default, Lender may:

●	Declare all amounts immediately due and payable;

●	Exercise all rights and remedies of a secured party under the Delaware UCC;

●	Recover reasonable attorneys’ fees and enforcement costs.

11. Waivers

Borrower waives presentment, demand, notice of default, notice of dishonor, and protest to the fullest extent permitted by Delaware law.

12. Governing Law; Venue

This Note shall be governed by and construed in accordance with the laws of the State of Delaware. Borrower consents to exclusive jurisdiction and venue in the state and federal courts located in Delaware, unless Lender elects otherwise.

13. Confidentiality

The terms and conditions described in this Note shall be confidential information and shall not be disclosed by the undersigned parties to any third party (except for such undersigned party’s officers, directors, legal, financial and tax advisors, existing stockholders and prospective investors). If an undersigned party determines that it is required by law to disclose information regarding this Note or to file this Note with any regulatory or governmental authority, it shall, a reasonable time before making any such disclosure or filing, consult with the other undersigned parties regarding such disclosure or filing and use its best efforts to obtain confidential treatment for such portions of the disclosure or filing as may be requested by any of the other undersigned parties.

14. Severability

If any provision is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

15. Entire Agreement

This Note constitutes the entire agreement between the parties with respect to the subject matter hereof.

16. Optional conversion; Automatic conversion upon Qualified Financing

At Lender’s option, at any time during the one-year term of this Note, Lender may convert any or all amounts due under this Note into the Common Stock of the Company. The conversion price shall be the average of the three (3) lowest trade prices of the Common Stock on any trading day during the thirty (30) trading days prior to the respective conversion date.

The outstanding principal and interest under this Note shall automatically convert into Common Stock of the Company upon the Company’s next Qualified Financing, defined as an issuance of securities resulting in gross proceeds of at least $25,000,000.

17. Change of Control

If no Qualified Financing has occurred and the Company undergoes a Change of Control prior to the Maturity Date, the Company shall pay all outstanding principal and accrued interest.

18. Board Seat

Borrower shall appoint Chris Antonopoulos to serve as a director on the Company’s Board of Directors.

19. Most Favored Nation

If, at any time after the execution of this Note, Lender acquires the Common Stock of the Company by conversion of the Note or otherwise and the Company sells equity (including debt convertible into equity, in cash to third party investors in an equity offering, including debt convertible into equity), offering to raise capital that contains terms and provisions that are more favorable than the terms and provisions contained in this Note, the Company shall, at the request of Lender, enter into amendments to the Note or a separate agreement with Lender, as applicable, to provide for the same more favorable terms and provisions for Lender.

SIGNATURES

BORROWER

Advent Technologies Holdings, Inc.

Name:	/s/ Gary Herman
Title:	Chief Executive Officer
Date:	January 8, 2026

LENDER

Chris Antonopoulos

Name:	/s/ Chris Antonopoulos
Title:	N/A
Date:	January 8, 2026